Exhibit 8.2

20 May, 2011

441 299 4982

mary.ward@conyersdill.com

Matter No.: 339507

Doc Ref: 367945

Freescale Semiconductor Holdings I, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sirs,

Freescale Semiconductor Holdings I, Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form S-1 (Registration No. 333-172188 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 11 February, 2011, as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of 43,500,000 common shares, par value US$0.0258 each being offered by the Company together with an additional 6,525,000 common shares, par value US$0.0258 each subject to an over-allotment option granted to the underwriters by the Company (together the “Common Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 20 May, 2011, minutes of a meeting of its directors held on 11 February, 2011, written resolutions of its directors dated 20 April, 2011, 7 May, 2011 and 17 May, 2011 and minutes of a meeting of its members held on 21 April, 2011 (together, the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. We have also reviewed and relied without verification or investigation on an officer’s certificate dated 20 May, 2011 from the Assistant Secretary confirming the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity

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and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda and we do not express any opinion as to the effect of any other laws on the opinions expressed herein. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda as of the effective date of the Registration Statement. This opinion is issued for the purpose of the filing of the Registration Statement and the offering of the Common Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Tax Considerations – Bermuda Tax Considerations”, in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “We are a Bermuda company and it may be difficult for you to enforce judgments against us or certain of our directors or officers.”, “Enforcement of Civil Liabilities Under United States Federal Securities Laws”, “Tax Considerations – Bermuda Tax Considerations” and “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Limited

Mary V. Ward